EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 (Nos. 333-82085, 333-82083, 333-87313, 333-61634,
333-61636,  and 333-122490) and on Form S-3 (No.  333-87329) of our report dated
January  28,  2005,  relating  to  the  consolidated   financial  statements  of
Pennsylvania Commerce Bancorp, Inc. which appear in the Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K.




                                                  /s/ Beard Miller Company LLP

Harrisburg, Pennsylvania
March 25, 2005







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